EXHIBIT 10.2

Execution Version

GUARANTEE AND SECURITY AGREEMENT

By

RHOMBUS MERGER CORPORATION

(to be merged with and into Ryerson Inc.)

and

THE PLEDGORS AND GUARANTORS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of October 19, 2007

TABLE OF CONTENTS

		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	6
SECTION 1.3.	Resolution of Drafting Ambiguities	6
SECTION 1.4.	Perfection Certificate	7

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	7
SECTION 2.2.	Filings	8

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1	[Reserved]	8
SECTION 3.2.	[Reserved]	8
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	8
SECTION 3.4.	Other Actions	9
SECTION 3 5.	Joinder of Additional Guarantors	11
SECTION 3.6.	Supplements; Further Assurances	12

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	12
SECTION 4.2.	Validity of Security Interest	13

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		Page

ARTICLE IX

[RESERVED]

ARTICLE X

REMEDIES

SECTION 10.1.	Remedies	19
SECTION 10.2.	Notice of Sale	21
SECTION 10.3.	Waiver of Notice and Claims	21
SECTION 10.4.	[Reserved]	21
SECTION 10.5.	No Waiver; Cumulative Remedies	21

ARTICLE XI

APPLICATION OF PROCEEDS

SECTION 11.1.	Application of Proceeds	22

ARTICLE XII

MISCELLANEOUS

SECTION 12.1.	Concerning Administrative Agent	22
SECTION 12.2.	Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact	26
SECTION 12.3.	Continuing Security Interest; Assignment	26
SECTION 12.4.	Termination; Release	27
SECTION 12.5.	Modification in Writing	27
SECTION 12.6.	Notices	28
SECTION 12.7.	Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial	28
SECTION 12.8.	Severability of Provisions	28
SECTION 12.9.	Execution in Counterparts	28
SECTION 12.10.	Business Days	28
SECTION 12.11.	No Credit for Payment of Taxes or Imposition	28
SECTION 12.12.	No Claims Against Administrative Agent	28
SECTION 12.13.	No Release	29
SECTION 12.14.	Obligations Absolute	29
SECTION 12.15.	Jury Trial Waiver	30

SIGNATURES		S-l

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Page
EXHIBIT 1	Form of Joinder Agreement

Schedule 1	Commercial Tort Claims

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GUARANTEE AND SECURITY AGREEMENT

This GUARANTEE AND SECURITY AGREEMENT dated as of October 19, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by RHOMBUS HOLDING CORPORATION, a Delaware corporation (“Holdings”), RHOMBUS MERGER CORPORATION, a Delaware corporation (“Merger Sub”) (to be merged with and into RYERSON INC., a Delaware corporation (“Ryerson”)), and the U.S. Subsidiaries of Ryerson from to time to time party hereto in their capacities as pledgors, assignors and debtors hereunder (together with any successors in such capacities, (such U.S. Subsidiaries, the “Subsidiary Guarantors”) in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”) for the benefit of the Secured Parties (as hereinafter defined). The Subsidiary Guarantors, together with Holdings, are referred to herein as the “Guarantors”, and the Subsidiary Guarantors, together with Merger Sub and Ryerson, are referred to herein as the “Pledgors.”

RECITALS:

A. Reference is made to the Credit Agreement dated as of October 19, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Merger Sub, Ryerson, the other Subsidiaries of Ryerson party thereto as Borrowers (the “Borrowers”), and each lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.

B. Each of the Pledgors and Guarantors will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and each is, therefore, willing to enter into this Agreement.

C. This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to guaranty and to secure, and by Holdings to guaranty, the payment and performance of all of the Secured Obligations (as defined).

D. It is a condition to the initial extensions under the Credit Agreement that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Bank”; “Chattel Paper”; “Documents”; “Electronic Chattel Paper”; “Inventory”; “Letter-of-Credit Rights”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Accounts” shall mean all accounts (as defined in the UCC), other than any such Accounts resulting from the sale or disposition of Notes Collateral.

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claim” shall mean any Commercial Tort Claim, as defined in the UCC that has been asserted in judicial proceedings.

“Control” shall mean in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, all “deposit accounts” as such term is defined in the UCC and in any event shall include all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or subaccounts thereof.

“Event of Default” shall mean any Event of Default under the Credit Agreement.

“Excluded Assets” shall mean

(a) any permit, license, contract or other asset issued by a Governmental Authority to any Pledgor or any contract or other agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license, contract or other asset issued by a Governmental Authority to any Pledgor of such contract or other agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Administrative Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(b) assets of the Pledgors located outside of the United States to the extent a lien in such assets cannot be created and perfected under United States federal or state law;

(c) any collateral as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein;

(d) the Collateral Account (as such term is defined in the Senior Secured Notes Indenture); and

(e) any Receivables resulting from the sale or disposition of Notes Collateral;

provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (e) (unless such Proceeds, substitutions or replacements would constitute an Excluded Asset referred to in clauses (a) through (e)).

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Holdings” shall have the meaning assigned to such term in the Preamble hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of October 19, 2007 by and between Bank of America, N.A. and Wells Fargo Bank, National Association, as amended, supplemented, restated or otherwise modified from time to time.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.

“Notes Collateral Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Notes Collateral” shall have the meaning assigned to the term “Non-Intercreditor Collateral” in the Intercreditor Agreement.

“paid in full” shall mean with respect to (i) any non-Contingent Obligations, the indefeasible payment in full, in cash, of such Obligations, including all interest, fees and other charges payable in connection therewith, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any bankruptcy case pursuant to Section 506 of the

Bankruptcy Code or any other Debtor Relief Laws or otherwise; (ii) any L/C Obligations represented by undrawn Letters of Credit and Bank Product Debt (including Debt arising under Hedging Agreements), the Cash Collateralization with respect thereto; and (iii) any Obligations that are contingent in nature, such as a right of Administrative Agent or a Lender to reimbursement or indemnification by any Obligor, the depositing of cash with the Administrative Agent in an amount equal to 100% of any such Obligations that have been liquidated or, if such Obligations are unliquidated in amount and represent a claim which has been asserted against the Administrative Agent or a Lender and for which an indemnity has been provided hereunder, in an amount that is equal to such claim or the Administrative Agent’s good faith estimate of such claim.

“Perfection Certificate” shall mean that certain perfection certificate dated October 19, 2007 executed and delivered by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Administrative Agent) executed and delivered by the applicable Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Quarterly Update Date” shall mean the date of delivery of quarterly financial statements pursuant to Section 10.1.3(iii) of the Credit Agreement.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Secured Agreements” shall mean (i) this Agreement and the Credit Agreement and (ii) any agreements governing Bank Products that are designated in writing by Borrower Agent to the Administrative Agent as “Secured Agreements” within the meaning hereof and, in each case of clause (i) and (ii) above, all other documents, certificates and instruments relating to, arising out of, or in any way connected therewith.

“Secured Obligations” shall mean all (a) principal of and premium, if any, on the U.S. Revolver Loans, Canadian Revolver Loans, U.S. Swingline Loans, Canadian Swingline Loans and Agent Advances, (b) L/C Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Credit Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt (other than any Hedging Agreement); provided that such Bank Product Debt has been designated in writing by Borrower Agent to the Administrative Agent as “Secured Obligations” within the meaning hereof, (g) Hedging Agreements that constitute “Bank Product Debt” and (h) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Credit Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) the Lenders, (iii) any Lender or any other Person who at the date of entering into any agreement governing Bank Products (other than any Hedging Agreement) was an Affiliate of the Administrative Agent or a Lender; provided that such Lender or Person has been designated in writing by Borrower Agent to the Administrative Agent as a “Secured Party” within the meaning hereof with respect to such Bank Product Debt and (iv) any Lender or any other Person who at the date of entering into any agreement governing Hedging Agreement was an Affiliate of the Administrative Agent or a Lender; provided further that the counterparties to each Hedging Agreements on Schedule 6 to the Credit Agreement shall be deemed to be “Secured Parties” within the meaning hereof.

“Senior Secured Notes Indenture” shall have the meaning assigned to such term in the Credit Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Sections 1.2 through 1.4 thereof) shall be applicable to this Agreement.

SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

SECTION 1.4. Perfection Certificate. The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain apart of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	(a) all Accounts and (b) other rights to payment for Inventory or related services to the extent evidenced by Chattel Paper or Instruments, and Payment Intangibles (other than Payment Intangibles which constitute identifiable proceeds of the Notes Collateral);

(ii)	all Inventory or Documents for any Inventory;

(iii)	all Money and all Deposit Accounts; provided that to the extent that Instruments or Chattel Paper constitute identifiable proceeds of the Notes Collateral or other identifiable proceeds of the Notes Collateral are deposited or held in any such Deposit Accounts, then such Instruments, Chattel Paper or other identifiable proceeds shall not constitute “Pledged Collateral”;

(iv)	all General Intangibles pertaining to the items referred to in clauses (i) through (iii) above, including, without limitation, all contingent rights with respect to warranties on Inventory or Accounts which are not yet Payment Intangibles;

(v)	all Records, Supporting Obligations and related Letters of Credit and Letter of Credit Rights, pertaining to the items referred to in clauses (i) through (iii) above, Commercial Tort Claims (including Commercial Tort Claims described on Schedule 1 hereto) or other claims and causes of action, in each case, pertaining to the items referred to in clauses (i) through (iii) above;

(vi)	all books and records relating to the items referred to in clauses (i) through (v) above; and

(vii)	substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, only to the extent any of the foregoing would constitute property of the type described in clauses (i) through (vi) above.

Notwithstanding anything to the contrary contained in clauses (i) through (vii) above, the security interest created by this shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Assets.

SECTION 2.2. Filings.

(a) Each Pledgor hereby irrevocably authorizes the Administrative Agent (i) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (A) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (B) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law and (ii) to file termination statements relating to existing liens that are being terminated on the Closing Date. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent

(b) Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER

ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1. [Reserved].

SECTION 3.2. [Reserved].

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the

Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Liens. Notwithstanding anything contained herein to the contrary, perfection of the Administrative Agent’s security interest in Money shall not be required other than to the extent it is (i) perfected as proceeds of collateral or (ii) deposited in a Deposit Account subject to a Control of the Administrative Agent.

SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other man such Instruments and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper evidencing any of the Pledged Collateral listed in Schedule 10 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper evidencing any of the Pledged Collateral not previously delivered to the Administrative Agent exceeds $5,000,000 individually or $10,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall on or before the first Quarterly Update Date following the receipt thereof by such Pledgor endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate. The Administrative Agent has a first priority security interest in each such Deposit Account other than the Collateral Account (as such term is defined in the Senior Secured Notes Indenture), subject as to priority only to Permitted Liens. No Pledgor shall hereafter establish and maintain any Deposit Account unless (1) it shall give the Administrative Agent prompt written notice that such new Deposit Account has been established with a Bank and (2) such Bank, such Pledgor and the Administrative Agent shall within thirty (30) days of the date of acquisition of such Deposit Account have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account, such time to be extended in the Administrative Agent’s reasonable sole discretion. The Administrative Agent agrees with each Pledgor that the Administrative

Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless a Cash Dominion Event or an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to Deposit Accounts (i) for which the Administrative Agent is the Bank, (ii) for which all of the funds on deposit are used for funding (w) payroll, (x) 401(K) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (y) health care benefits and (z) escrow arrangements (e.g., environmental indemnity accounts), (iii) (not already subject to the provisions of this paragraph) with an aggregate average daily balance of all funds in all such other deposit accounts for all U.S. Borrowers and U.S. Subsidiary Guarantors not in excess of $10,000,000 at any time and (iv) located outside of the United States. No Pledgor shall grant Control of any Deposit Account to any person other than the Administrative Agent and the Notes Collateral Agent.

(c) [Reserved]

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 10 to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall on or before the first Quarterly Update Date following the receipt thereof by such Pledgor notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $5,000,000 individually and $10,000,000 in the aggregate for all Pledgors. The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a

party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit relating to the Pledged Collateral now or hereafter issued, such Pledgor shall on or before the first Quarterly Update Date following the receipt thereof by such Pledgor notify the Administrative Agent thereof and such Pledgor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit relating to the Pledged Collateral or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit relating to the Pledged Collateral for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $5,000,000 individually and $10,000,000 in the aggregate for all Pledgors.

(f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 12 to the Perfection Certificate. If any Pledgor shall at any tune hold or acquire a Commercial Tort Claim relating to the Pledged Collateral, such Pledgor shall immediately notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims relating to the Pledged Collateral held by any Pledgor in which the Administrative Agent does not have a security interest, does not exceed $10,000,000 in the aggregate for all Pledgors.

SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each U.S. Subsidiary of Ryerson which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Administrative Agent (a) a Joinder Agreement substantially in the form of Exhibit 2 hereto and (b) a Perfection Certificate, in each case, within thirty (30) days of the date, such time to be extended in the Administrative Agent’s sole discretion, not to be unreasonably withheld, on which it was acquired or created, and upon such execution and delivery, such U.S. Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement

SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Deposit Account Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens,

such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) being duly made, a perfected security interest in all the Pledged Collateral, except as otherwise provided herein. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all material claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Administrative Agent hereunder to the extent reasonably likely to have a Material Adverse Effect (as defined in the Credit Agreement) and after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity.

SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the Administrative Agent and the holders of the Permitted Liens.

SECTION 4.5. Location of Inventory and Equipment. Except as in accordance with the Credit Agreement, in no event shall any Inventory of a Pledgor be moved to any location outside of the United States.

SECTION 4.6. [Reserved].

SECTION 4.7. Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use its best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.

SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim with respect to any of the Pledged Collateral are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such net cash Proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall be paid to the Administrative Agent in the amount and for application in accordance with the Credit Agreement.

SECTION 4.10. Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) It will not effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Administrative Agent promptly but in any event within 30 days after such change, written notice clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken or will promptly take all action necessary to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral.

(b) The Administrative Agent shall have no duty to inquire about any of the changes described in clause (a) above, the parties acknowledging and agreeing that each Pledgor is solely responsible to take all action described in Section 4.10(a)(B) above.

ARTICLE V

GUARANTEE

SECTION 5.1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance in full of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal, amendment or modification of the Secured Obligations. Each Guarantor waives presentment to, demand of payment from and protest to Borrower Agent or any other Obligor of the Secured Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 5.2. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of Borrower Agent or any other Person.

SECTION 5.3. No Limitations. (i) Except for termination of a Guarantor’s Secured Obligations hereunder as expressly provided in Section 12.4, the Secured Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the Secured Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Credit Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, impairment of or failure to perfect any Lien held by the Administrative Agent or any other Secured Party for the payment and performance of the Secured Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Secured Obligations). Each Guarantor expressly authorizes the Administrative Agent (i) to take and hold security for the payment and performance of the Secured Obligations, (ii) to exchange, waive or release any or all such security (with or without consideration), (iii) to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or

(iv) to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the Secured Obligations of any Guarantor hereunder.

(ii) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of Borrower Agent or any other Obligor or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower Agent or any other Obligor, other than the indefeasible payment in full in cash of all the Secured Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with Borrower Agent or any other Obligor or exercise any other right or remedy available to them against Borrower Agent or any other Obligor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully and indefeasibly paid in full. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Borrower Agent or any other Obligor, as applicable, or any security.

SECTION 5.4. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of Borrower Agent, any other Obligor or otherwise.

SECTION 5.5. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of Borrower Agent or any other Obligor to pay any non-contingent Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid non-contingent Secured Obligation.

SECTION 5.6. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Obligor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 5.7. Right of Contribution. Each U.S. Subsidiary Guarantor hereby agrees that to the extent that a U.S. Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such U.S. Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other U.S. Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment Each U.S. Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5.3. The provisions of this Section 5.7 shall in no respect limit the obligations and liabilities of any U.S. Subsidiary Guarantor to the Administrative Agent, the U.S Issuing Bank, the U.S. Swingline Lender and the U.S. Lenders, and each U.S. Subsidiary Guarantor shall remain liable to the Administrative Agent, the U.S. Issuing Bank, the U.S. Swingline Lender and the U.S. Lenders for the full amount guaranteed by such U.S. Subsidiary Guarantor hereunder.

SECTION 5.8. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 5.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 5.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Obligor or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 5.7) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

[RESERVED]

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2. Legend. After the occurrence and during the continuance of an Event of Default and upon the request of the Administrative Agent, each Pledgor shall legend, at the request of the Administrative Agent and in form and manner satisfactory to the Administrative Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except consistent with such Pledgor’s commercial judgment in the Ordinary Course of Business, or extend or renew any such obligations except consistent with such Pledgor’s commercial judgment in the Ordinary Course of Business or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except consistent with such Pledgor’s commercial judgment. Each Pledgor shall in all material respects timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables consistent with such Pledgor’s commercial judgment in the Ordinary Course of Business.

SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due and consistent with prudent business practice (including Receivables that are delinquent to the extent deemed appropriate in the commercial judgment of such Pledgor exercised in the Ordinary Course of Business, any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the Ordinary Course of Business (i) a refund or credit due as a result of returned or damaged or defective merchandise or otherwise in such Pledgor’s commercial judgment and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in the Ordinary Course of Business as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Administrative Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement.

ARTICLE IX

[RESERVED]

ARTICLE X

REMEDIES

SECTION 10.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall hold all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Administrative Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent,

(B) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 10.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article XI hereof;

(vi) [Reserved];

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 10.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. To the extent permitted by law, the Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 10.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 10.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any pre-judgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article X in the absence of gross negligence or willful misconduct on the part of the Administrative Agent Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 10.4. [Reserved].

SECTION 10.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other U.S. Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE XI

APPLICATION OF PROCEEDS

SECTION 11.1. Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Concerning Administrative Agent.

(a) Each Secured Party hereby appoints Bank of America, N.A., to serve as Administrative Agent and representative of the Secured Parties under each of the U.S. Security Documents and the Intercreditor Agreement and authorizes the Administrative Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all the Secured Parties, the U.S. Security Documents and the Intercreditor Agreement and any other documents or instruments related thereto or necessary or, as determined by the Administrative Agent, desirable to perfect the Liens granted to the Administrative Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Pledged Collateral and the obligations of the Pledgors under the U.S. Security Documents, and for the purpose of, or in connection with, releasing the obligations of the Pledgors under the U.S. Security Documents. Without limiting the generality of the foregoing, the Administrative Agent is further hereby appointed as agent for each of the Secured Parties to hold the Liens on the Pledged Collateral granted pursuant to the U.S. Security Documents with sole authority to exercise remedies under the U.S. Security Documents. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with the Secured Agreements and the Intercreditor Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in Section 12.3. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under the Secured Agreements, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Administrative Agent.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to the Secured Agreements and its duties thereunder, upon advice of counsel selected by it (who may be counsel to one or more Pledgors). The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Administrative Agent has received written notice from a Secured Party or the Company referring to the applicable Secured Agreement, describing such Default or Event of Default and stating that it is a “notice of default” or a “notice of event of default”, setting forth in reasonable detail the facts and circumstances thereof and stating that the Administrative Agent may rely on such notice without further inquiry. The Administrative Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to conclusively rely, and shall be fully protected in so relying, on any such notice furnished to it,

(d) If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms of this Agreement shall apply.

(e) Notwithstanding anything to the contrary contained herein, the Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 10.1.2 or 10.2.16 of the Credit Agreement. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

(f) Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Party for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Administrative Agent may expose, the Administrative Agent or its officers, directors, agents or employees to personal liability, unless the Administrative Agent shall be adequately indemnified, or that is, or in the good faith judgment of the Administrative Agent may be, contrary to any U.S. Security Document, any other Secured Agreement or applicable law. Upon receipt of such indemnity, however, the Administrative Agent shall act upon the specific instructions of the Authorized Representatives provided in accordance with the provisions of this Agreement, except for any instructions that in the good faith judgment of the Administrative Agent may be contrary to any Secured Agreement or applicable law.

(g) [Reserved].

(h) Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the provisions of this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(i) Subject to clause (f) of this Section 12.1, neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Pledgor or any other person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent in the Pledged Collateral and, subject to clause (f) of this Section 12.1 shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to any Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Administrative Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Pledged Collateral or to preserve rights against prior parties. Nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Agent, and the Administrative Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Pledged Collateral or in connection therewith or (ii) notify any Pledgor of any decline in the value of any Pledged Collateral. The Administrative Agent shall have no duty as to the collection of any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent, or any income thereon or any other rights pertaining thereto.

(j) The Administrative Agent shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under the Secured Agreements or for filing, refiling, recording, re-recording or continuing any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the provision of insurance on or the payment of any taxes with respect to any property subject to the Secured Agreements.

(k) No provision of the Secured Agreements shall be deemed to impose any duty or obligation on the Administrative Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Administrative Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Administrative Agent shall be construed to be a duty.

(l) The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including without limitation, the release or substitution of Pledged Collateral), in each case in accordance with the Secured Agreements and the Credit Agreement.

(m) Upon resignation of the Administrative Agent, the Administrative Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements. Following the resignation of the Administrative Agent, the provisions of the Secured Agreements shall inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Administrative Agent.

(n) The Administrative Agent shall not have any liability hereunder except for its own gross negligence or willful misconduct and under no circumstances shall the Administrative Agent be liable for any special, punitive, exemplary or consequential damages.

(o) The Administrative Agent shall be vested with all of the rights, powers, benefits, privileges and protections of the Administrative Agent set forth in the Credit Agreement, all of which are incorporated herein and shall apply to all of the Secured Documents.

SECTION 12.2. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, if any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 5.4 of the Credit Agreement. Neither the provisions of this Section 12.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 12.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to, after the occurrence and during the continuance of an Event of Default, take any action and to execute any instrument consistent with the terms of the Credit Agreement and this Agreement which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 12.3. Continuing Security Interest: Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto (other than Permitted Liens). Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 12.4. Termination: Release. When all the Secured Obligations have been paid in full and no commitments remain under the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. In addition, the Pledged Collateral or any portion thereof shall be released from the Lien of this Agreement pursuant to the Credit Agreement. Upon such release, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral proper documents and instruments (including UCC-3 termination financing statements or releases, terminations of Deposit Account Control Agreements acknowledging the termination hereof or the release of such Pledged Collateral as the case may be.

If, in compliance with the terms and provisions of the Credit Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a U.S. Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Pledged Collateral owned by it and, so long as Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 12.4 in accordance with the relevant provisions of the Credit Documents, so long as Pledgors shall have provided the Administrative Agent such certifications or documents as Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.

SECTION 12.5. Modification in Writing. Except as permitted by Section 13.9.1 of the Credit Agreement, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 12.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Credit Agreement, and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 12.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 15.19 and 15.20 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 12.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 12.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 12.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 12.11. No Credit for Payment of Taxes or Imposition. No Pledgor or Guarantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 12.12. No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 12.13. No Release. Nothing set forth in this Agreement or any other U.S. Security Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other U.S. Security Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 12.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement and the Credit Agreement.

SECTION 12.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Credit Agreement, the Notes or any other U.S. Security Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other U.S. Security Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof or the Credit. Agreement except as specifically set forth in a waiver granted pursuant to the provisions of Section 12.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 12.15. Jury Trial Waiver. Each of the Pledgors and the Secured Parties hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Holdings, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS:

RYERSON INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RHOMBUS MERGER CORPORATION

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

GUARANTOR:

RHOMBUS HOLDING CORPORATION

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

Signature Page to Ryerson U.S. Guarantee & Security Agreement

PLEDGORS AND GUARANTORS:

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

J.M. TULL METALS COMPANY, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RCJV HOLDINGS, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RDM HOLDINGS, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RYERSON (CHINA) LIMITED

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RYERSON AMERICAS, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

Signature Page to Ryerson U.S. Guarantee & Security Agreement

PLEDGORS AND GUARANTORS: (continued)

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RYERSON INTERNATIONAL, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RYERSON PAN-PACIFIC LLC

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

RYERSON PROCUREMENT CORPORATION

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

Signature Page to Ryerson U.S. Guarantee & Security Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

Ryerson U. S. Security Agreement

Schedule 1

Commercial Tort Claims

Case Name	Type/Description	Jurisdiction	Amount	Ryerson’s Counsel	Status
ACEMCO v. RCP (RT North) RT File #400-6300-11849 Filed 3/1/02	Breach of Contract ACEMCO claims RTCP did not supply pursuant to Supply Agreement. RTCP claims ACEMCO owes $1.5 million for unpaid shipments.	Circuit Court of Mus-kegon, MI	ACMCO claims damages of $2.9 million. RTCP counterclaim is for $1.5 million.	Bill Rohn	RCP motion for summary judgment denied. ACEMCO offered to settle for $200,000. JTR rejected offer and has appealed ruling. JTR’s motion for leave to appeal was granted. Appellate court ruling not expected until September 2007.

Ryerson v. Raytheon Engineers & Constructors, Inc. (RT) RT File#250-l250-11392 Accident date: 7-3-98 File date: 6/30/00	Subrogation claim/RT claims Raytheon disregarded Inland’s electrical specs NOT to ground a temporary construction transformer it had connected to Inland’s electrical system while performing work for SunCoal. This caused Inland’s backup transformer to fail during a severe storm that disrupted electrical power to Inland on 7/3/98. RT is attempting to recover loss of production.	Lake County Circuit Court, Indiana	$29, 894,998 in Damages + atty. fees + costs	Alan Martin MBR&M	Raytheon’s parent filed Chapter 11. Sept.’02 Raytheon brought in electrical subcontractor as co-defendant. In February 2003, Raytheon advised Ryerson that they intend to substitute new counsel. Fact discovery cutoff date set at 2/27/04 and status conference set for 3/10/04. Court set fact discovery cutoff at 2/27/04. A. Mediation meeting in July 04 failed to generate a solution. Started depositions with 20 to 25 more to come as of 6/3/05. On 9/14/05, comprehensive briefs on Substantive Issues filed. Depositions taken 8/06. As of 9-26-07, no movement since 11-06.

Ryerson vs. Wausau Employers Insurance & Illinois National RT File#250-6300-11559 Date filed	Breach of Contract/RT is seeking monetary relief for settlement and attorney costs for Wausau’s and Illinois National’s failure to defend RT in the Blacklad matter.	Circuit Court of Cook County, Illinois	Approximately $18,000,000	Alan Martin MBR&M	Settled with Wausau for $6,550,000 on 11/12/2004. Litigation against Illinois National continuing. Ryerson filed motion for Partial Judgment & Illinois National filed Memo of Law in Opposition 6/20/05. Clerks status set for 7/11/05. Illinois National introduced Little affidavit 7/15/05. On 2/16/06 Court granted IL National’s motion for summary judgment on counts II and II of the complaint. 3/16/06, Ryerson filed a motion to reconsider the Court’s 2/16/06 order. Illinois National filed motion for extension of time 6-12-07.

JTR vs. Kasgro RT File 321-1100-11991 Date filed: 07/06/2006	Breach of Contract/Failure to pay.	US District Court for Western District of PA	Approximately $800,000	Stuart Gaul	JTR filed suit 7/6/06. Discovery proceeding. Mediation scheduled for 1/10/07. No resolution reached. Discovery ongoing

EXHIBIT 1

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

_____________________

_____________________

_____________________

_____________________

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 19, 2007, made by RHOMBUS MERGER CORPORATION, a Delaware corporation (the “Company”), the Guarantors party thereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                     ] (the “New Pledgor”). pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral (other than Excluded Assets) and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Section 9 of the Credit Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Schedules to be attached]